UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2024

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Controlled Equity OfferingSM Sales Agreement

On November 6, 2024, SCYNEXIS, Inc. (“SCYNEXIS”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “Agent”), pursuant to which SCYNEXIS may sell from time to time, at its option, up to an aggregate of $50 million of shares of its common stock, par value $0.001 (the “Common Stock”), through the Agent, as sales agent.

The Common Stock will be offered and sold pursuant to SCYNEXIS’s registration statement on Form S-3 (File No. 333-275520) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023 and declared effective as of November 27, 2023, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on November 6, 2024 in connection with the offer and sale of the Common Stock pursuant to the Sales Agreement. The Common Stock may only be offered and sold by means of a prospectus, including a prospectus supplement, forming part of the effective Registration Statement.

Sale of the Common Stock, if any, pursuant to the Sales Agreement, may be made in sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Global Market and any other trading market for the Common Stock, and sales to or through a market maker other than on an exchange. SCYNEXIS is not obligated to make any sales of Common Stock under the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon (a) the sale of all of the shares of Common Stock subject to the Sales Agreement or (b) the termination of the Sales Agreement by SCYNEXIS or by the Agent.

The aggregate compensation payable to the Agent as sales agent shall be equal to 3% of the gross sales price of the Common Stock sold through the Agent pursuant to the Sales Agreement. In addition, SCYNEXIS has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits attached hereto.

Cooley LLP, counsel to SCYNEXIS, has issued a legal opinion relating to the validity of the shares of Common Stock being offered pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of the Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Termination of the Prior Controlled Equity OfferingSM Sales Agreements

On November 6, 2024, SCYNEXIS and Cantor terminated that certain Controlled Equity OfferingSMSales Agreement (the “Prior Agreement with Cantor”) that SCYNEXIS entered into with Cantor on May 17, 2021. On November 6, 2024, SCYNEXIS and Ladenburg Thalmann & Co. Inc. (“Ladenburg”) terminated that certain Controlled Equity OfferingSM Sales Agreement (the “Prior Agreement with Ladenburg” and, together with the Prior Agreement with Cantor, the “Prior Agreements”) that SCYNEXIS entered into with Ladenburg on May 17, 2021. Under the Prior Agreements, SCYNEXIS was permitted to offer and sell, from time to time, shares of its Common Stock having an aggregate offering price of up to $50 million through Cantor and Ladenburg by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. SCYNEXIS sold approximately $3.8 million of shares of its Common Stock under the Prior Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated November 6, 2024, between SCYNEXIS, Inc. and Cantor Fitzgerald & Co.

5.1	Legal Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	November 6, 2024	By:	/s/ David Angulo, M.D.
		Name:	David Angulo, M.D.
		Its:	Chief Executive Officer